Exhibit 10.44

AMENDMENT NO. 2 TO THE KCS ENERGY, INC.

2001 EMPLOYEES AND DIRECTORS STOCK PLAN

Section 7.1 of the KCS Energy, Inc. 2001 Employees and Directors Stock Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following language:

“7.1. Adjustment Provisions.

7.1.1. If:

7.1.1.1. any recapitalization, reclassification, spinoff, combination, repurchase, stock split or reverse split or consolidation of Common Stock is effected:

7.1.1.2. the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

7.1.1.3. new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

7.1.1.4. any distribution is made to the holders of the Common Stock other than a cash dividend; then the Board of Directors shall make proportionate adjustments to:

7.1.1.4.1. the number and class of shares or other securities that may be issued or transferred pursuant to Section 3 hereof or pursuant to outstanding Options, SARs, awards of Restricted Stock or awards of Bonus Stock;

7.1.1.4.2. the number and class of shares or other securities available for issuance under the Plan;

7.1.1.4.3. the purchase price to be paid per share under outstanding Options, the number of shares to be issued pursuant to Section 3, or the amount to be paid by the Company upon an exercise of an SAR under Section 4.1.2; and

7.1.2. Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all Options, SARs, Restricted Stock and Bonus Stock previously granted shall lapse on the date of such dissolution or liquidation.”

This Amendment No. 2 to the Plan is effective this 7th day of November, 2006.

Petrohawk Energy Corporation

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer